UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2006

Yarraman Winery, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-28865      88- 0373061
(Commission File Number)     (IRS Employer Identification No.)

700 Yarraman Road
Wybong
Upper Hunter Valley
New South Wales, Australia 2333

 (Address of principal executive offices and zip code)

(61) 2 6547-8118

(Registrant’s telephone number including area code)

6767 W. Tropicana Avenue
Suite 207
Las Vegas, Nevada 89103-4754

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

Appointment of Directors.

On February 3, 2006, the Board increased number of directors of the Company to five and appointed each of Mr. Frank Starr and Mr. Michael Fraser (collectively, the “Appointees”) to fill the new vacancy in directorships created by such increase, effective within 20 days after notice on a definitive information statement is mailed to the shareholders of the Company.

Mr. Starr has been nominated to serve as Chairperson of the Company’s Compensation Committee and as a member of the Audit and Governance and Nominating Committees, subject to the effectiveness of his appointment as a director. Mr. Fraser has been appointed to serve on the Compensation Committee, subject to the effectiveness of his appointment as a director.

There is no understanding or arrangement between the Appointees and any other director and any other person pursuant to which such persons were appointed as directors.

Messrs. Starr and Fraser have not in the last two years engaged in any related party transaction with the Company of the kind required to be disclosed pursuant to Item 404(a) of Regulation S-B.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Articles of Incorporation

On February 3, 2006, the Board of Directors of the Company and the holders of a majority of the Company’s outstanding common stock voted to increase the number of authorized shares of its capital stock. Pursuant to this authorization, on or about March 17, 2006 (20 days after the mailing of the notice to shareholders regarding such amendment) the Company shall increase the number of authorized shares of its capital stock to 100,000,000 shares, of which NINETY MILLION (90,000,000) shares are Common Stock, par value of $0.001, and TEN MILLION (10,000,000) shares are Preferred Stock, par value of $0.001, which may be issued in one or more series or classes as designated by the Board of Directors, from time to time, without the approval of stockholders. A copy of the amended articles of incorporation of the Company is filed as Exhibit 3.1 hereto.

Amendment to Bylaws

In addition, the Board of Directors and the holders of a majority of the Company’s outstanding common stock voted to amend and restate the Bylaws of the Company. The Amended and Restated Bylaws, among other things provides for (subject to the provisions of the General Corporation Law of the State of Nevada):

•	A board of directors comprised of not less than five and not more than fifteen people, as may be fixed, increased and decreased by the stockholders or the directors from time to time;

•	Terms for directors continuing until their successors are elected and qualified or until their resignation and approval;

•	Election of directors by a plurality vote of the votes cast by stockholders eligible to vote;

•	Quorum for a meeting of stockholders constituting one-third of the voting power of stockholders eligible to vote present in person or by proxy at a meeting of stockholders;

•	Approval of stockholder actions by a greater number of votes cast for than against the action at a meeting of stockholders;

•	Stockholder action without a meeting by stockholders eligible to vote holding at least a majority of the voting power;

•	Quorum for a meeting of the board of directors constituting a majority of the directors then in office;

•	Approval or actions by the directors by a majority of the voting power of the directors present at a meeting at which quorum is present;

•	Written action of the board of directors or any committee if signed by all the members of the board of directors or committee; and

•	Amendment, alternation and repeal of the bylaws by the board of directors.

A form of the Amended and Restated Bylaws of the Company is filed as Exhibit 3.2 hereto.

Change in Fiscal Year

As previously reported, on December 22, 2005 the Company completed the transactions contemplated by that certain Share Exchange Agreement pursuant to which the Company acquired all of the issued and outstanding shares of stock of Yarraman Australia in exchange for the issuance in the aggregate of 15,000,000 shares of the Company’s common stock to the shareholders of Yarraman Australia. Prior to such transaction, Yarraman Australia’s fiscal year end was June 30 and the Company’s was December 31.

Accordingly, and following the interpretive guidelines of the Commission, the Company has elected to formally change its fiscal year end to match its accounting predecessor’s fiscal year end. On February 3, 2006, the Company voted to change its fiscal year end from December 31 to June 30. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation
3.2	Form of Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARRAMAN WINERY, INC.

By:	/s/ Andrew Lyon
Name: Andrew Lyon
Title: Chief Executive Officer

Dated: February 8, 2006

Exhibit Index

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation
3.2	Form of Amended and Restated Bylaws